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                                                                    EXHIBIT 10.3

                            STANDARD INDUSTRIAL LEASE

Dated (for reference) as of:  October 30, 1998

1. DEFINED TERMS. Each reference in this Lease to any of the following terms shall include the data for such term as stated below with any additional terms used in this Lease to have the meaning and definition given hereafter:

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
Tenant:  Metatec Acquisition Corporation,    Landlord: Fleming Business Park LLC,
         an Ohio corporation                           a Delaware limited liability corporation

Tenant's Address: 1103 Montague Expressway   Landlord's Address:       c/o Warehouse Properties, Inc.
                   Milpitas, CA 95035                                  2101 Woodside Road
                                                                       Woodside, Ca  94062

Description of the Premises:        Street Address:  1103 Montague Expressway, Milpitas, CA

Floor Area of Improvements:         104,400 s.f. including 10,000 sq. ft. of second floor office/mezzanine (see attached Exhibit "A")

Term:    121 months - See Paragraph 54 thereafter.
Scheduled Term Commencement Date:   March 1, 1999
Rent:    $55,700/month for months 1-12; See Paragraph 53.

Taxes, Insurance, and Maintenance Reserve Deposit:   $10,500/month
Security Deposit:  $50,000.00 in cash and an Irrevocable Letter of Credit for
                   $400,000. See Paragraph 5.2.
Guarantor:         Metatec Corporation, a Florida corporation
Insurance Amounts:
         Bodily Injury per Person:          $3,000,000.00
         Bodily Injury per Occurrence:      $3,000,000.00
         Property Damage:                   $3,000,000.00

Landlord's Construction Representative:     David R. Denton
Tenant's Construction Representative:  Henry Patterson

Uses: General office and administration, light assembly, manufacturing and distribution. See Paragraph 6.

Tenant's Share of: Real Property Taxes 68.41%, Insurance Expenses 68.41%, Maintenance Expenses 68.41% Tenant's Share is Tenant's percentage of Building #1's expenses which will be calculated as a portion of the greater Fleming Business Park Industrial Center.


2. PREAMBLE. Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, that certain real property described in Paragraph 1 (the "Premises") for the Term and upon the covenants and conditions hereinafter specified. Any statement of square footage set forth in this Lease is an approximation which Landlord and Tenant agree is reasonable and the rental is not subject to revision whether or not the actual square footage is more or less. The Security Deposit and first month's Rent are due at execution of the Lease by Tenant.

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3. CONSTRUCTION AND COMMENCEMENT.

         3.1 Plans. Landlord and Tenant have approved the Preliminary Plans (see attached Exhibit "B") for the construction of Tenant's necessary improvements (the "Tenant Improvements") on the Premises. Landlord shall have prepared final plans and specifications ("Final Plans") substantially in conformity with the Preliminary Plans. Final Plans shall be delivered to Tenant as soon as reasonably possible. Within ten (10) days after delivery of the Final Plans, Tenant shall set forth in writing with particularity and precision, any corrections or changes necessary to bring the Final Plans into substantial conformity with the Preliminary Plans, except that Tenant may not object to any part of the Final Plans which Landlord deems to be in Landlord's sole good faith discretion a logical development or refinement of the Preliminary Plans. Failure to deliver to Landlord written notice of such corrections or changes within said ten (10) day period shall constitute approval of the Final Plans by Tenant. Following approval of the Final Plans, changes may be made only in accordance with Paragraph 3.3. In the event that this Lease provides for a Tenant Improvement Allowance, and Tenant chooses to use Warehouse Properties, Inc. to manage the design, processing and construction of the Tenant Improvements, Tenant shall pay Warehouse Properties, Inc. a fee of 5% of all costs (design, permitting, construction, etc.) expended for Tenant Improvements.

         3.2 Construction. Landlord shall construct or cause to be constructed the Tenant Improvements substantially in accordance with the Final Plans and the Work Letter (see attached Exhibit "E"). The Premises shall be ready for occupancy on the date upon which the work of construction to be undertaken by Landlord has been substantially completed ("Ready for Occupancy") as determined by the issuance of a written certificate from Landlord to Tenant certifying (a) that the Tenant Improvements have been substantially completed in accordance with the Final Plans, (b) the date of such completion, and the earlier of the issuance of a temporary Certificate of Occupancy for the Premises by the City of Milpitas, or the occupancy of the Premises by Tenant with Tenant allowed to perform substantially all of their required business functions. Landlord shall complete, as soon as reasonably possible, any items of work or adjustment not completed when the Premises are Ready for Occupancy and such defective or omitted work undertaken by Landlord of which Tenant has given Landlord written notice within thirty (30) days after the date the Premises are Ready for Occupancy. The Premises shall be Ready for Occupancy not later than the Scheduled Term Commencement Date; provided, however, that the Scheduled Term Commencement Date may be extended for a period of time equal to the period of any delay encountered by Landlord affecting said work of construction because of fire, inclement weather, acts of God, riot, governmental regulations, strikes, shortages of material or labor, changes in the Final Plans pursuant to Paragraph 3.3, or any other cause beyond the reasonable control of Landlord. In the event construction is not complete by July 1, 1999, subject to Tenant Delays defined in the Work Letter, Tenant shall have the option to terminate the Lease.

         3.3. Changes in Plans. Tenant shall have the right to request changes in the Preliminary or Final Plans provided, however, that: (a) no such request shall affect any structural change in the Premises, (b) Tenant shall pay upon demand, any additional costs incurred by Landlord required to implement such change, (c) such requests shall constitute an agreement on the part of Tenant to any delay in completion caused by reviewing, processing, permitting and implementing the change, and (d) Tenant's obligation to pay Rent hereunder shall commence to accrue on the date

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when the same would have otherwise commenced to be payable hereunder had such changes not been requested by Tenant. In connection with the original construction of the Tenant Improvements, each party shall be bound by each approval or lack thereof given by its respective Construction Representative. A party may designate a substitute Construction Representative by giving written notice to the other party.

         3.4 Commencement. The Term of this Lease shall commence upon the earlier of: (a) the Scheduled Term Commencement Date, or if the Premises are not Ready for Occupancy by the Scheduled Term Commencement Date, the date upon which the Premises are Ready for Occupancy, (b) the date upon which Tenant first occupies any portion of the Premises (Tenant's entry upon the Premises as provided for in Paragraph 51 shall not cause the Term to commence), or (c) the date upon which Rent would have otherwise commenced to accrue under this Lease had Tenant not delayed in the performance of any of its duties or obligations hereunder or had not otherwise interfered with or caused a delay in the performance of Landlord's obligations hereunder. If the work of construction is not completed within one hundred twenty (120) days after the Scheduled Term Commencement Date as extended pursuant to Paragraph 3.2, the sole remedy of either party shall be to terminate this Lease by the delivery to the other party of written notice of such termination within ten (10) days thereafter.

4. RENT; NET LEASE. Tenant agrees to pay Landlord at Landlord's Address, or at such other place designated by Landlord by written notice to Tenant, the Rent, in lawful money of the United States, in advance, without demand, off-set or deduction, on the first day of each calendar month of the Term hereof. In the event the Term commences or the date of expiration of this Lease occurs other than on the first day or the last day of a calendar month, the Rent for such month shall be prorated. This Lease is what is commonly called a "triple net lease"; it being understood that Landlord shall receive the Rent free and clear of any and all impositions, taxes, liens, charges or expenses of any nature or kind whatsoever in connection with the ownership and operation of the Premises. In addition to the Rent, Tenant shall pay a fee in the amount of 3% of the Rent to compensate Landlord for property management services relating to the Premises. If Rent is not received as provided above and on or before the first day of each calendar month, a 6% late charge shall be payable by Tenant as provided in Paragraph 13.4 to compensate Landlord for expense incurred by Landlord for recordkeeping and collection. In the event that a late charge is payable, whether or not collected, three times in any twelve month period, then Rent shall automatically become due and payable quarterly in advance for the next twelve month period.

5. DEPOSITS.

         5.1 Taxes, Insurance and Maintenance Reserve. Tenant shall deposit with Landlord each month the amount set forth in Paragraph 1 as a Taxes, Insurance and Maintenance Reserve to be used to pay real property taxes, maintenance expenses, management expenses, and insurance expenses on the Premises which are payable by Tenant under the terms of this Lease. Tenant's expense obligations shall include a 3% management fee on Tenant expenses collected by Landlord. At least once annually Landlord shall provide Tenant with a written reconciliation of expenses, together with backup reasonably acceptable to Tenant. Tenant shall have the right: i) at Tenant's expense, to audit Landlord's reconciliation of expenses; and ii) to the extent of any

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discrepancy, receive a reimbursement for any overcharges. If the amounts deposited with Landlord by Tenant under the provisions of this Paragraph are insufficient to discharge the obligations of Tenant, Tenant shall deposit with Landlord, upon Landlord's demand, the additional sums necessary to fully satisfy such obligations. If Tenant's deposits are in excess of the expenses, the excess shall be credited to the next month's rent. All monies deposited with Landlord under this Paragraph may be intermingled with other monies of Landlord and shall not bear interest.

         5.2 Security Deposit. Tenant has deposited with Landlord the Security Deposit set forth in Paragraph 1 above as security for Tenant's faithful performance of Tenant's obligations hereunder. The form of Letter of Credit shall be as shown on the attached Exhibit "F". If Tenant is not in default as of the end of the third year of the Term, and so long as Tenant's "net worth" is in excess of $30,000,000 as of the end of the third year of the Term, the amount of the Letter of Credit shall be reduced to $200,000. If Tenant is not in default, and Tenant's "net worth" is in excess of $30,000,000, as of the end of the fourth year of the Term, then the requirement for a Letter of Credit as an additional Security Deposit shall terminate. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount stated in Paragraph 1, and Tenant's failure to do so shall be a material breach of this Lease. Tenant shall have the right: i) at Tenant's expense, to audit Landlord's reconciliation of expenses deducted from the Security Deposit; and ii) to the extent of any discrepancy, receive a reimbursement for any overcharges. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit. No part of the Security Deposit shall be considered to be a prepayment for any monies to be paid by Tenant under this Lease.

6. USE, ACCESS AND PARKING.

         6.1 Use. The Premises shall be used and occupied only for the uses stated in Paragraph 1.

         6.2 Compliance with Law: Prior Restriction. Tenant shall, at Tenant's sole expense, comply promptly and continuously with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term, or any part of the Term hereof, regulating the Use of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance. Outside storage shall not be allowed under any circumstances without Landlord's written consent, which consent may be withheld at Landlord's sole discretion. Any such approved outside storage shall be in full compliance with all City regulations.

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         6.3 Condition of Premises. Landlord hereby represents that the
Premises, as of the date of execution of the Lease, are in full compliance with all state, local and federal laws, codes and government regulations for a "shell" industrial/distribution building in the City of Milpitas and is constructed pursuant to the base building plans for the Building permitted on August 1, 1997. Further, Landlord hereby represents that the Premises, as of the Commencement Date of the Lease, except to the extent of the work performed by Tenant, are in full compliance with all state, local and federal laws, codes and government regulations for an industrial/distribution building in the City of Milpitas. Tenant does hereby acknowledge that the Premises may require additional improvements by Tenant after the Commencement Date, and that installation of these additional improvements after the Commencement Date, along with any required modifications to the Premises to accommodate the Tenant Improvements prior to the Commencement Date, is not a Landlord obligation. Should Landlord's representation in the first sentence of this Paragraph 6.3 prove to be incorrect, then Landlord shall be responsible for any modifications and costs required to bring the "shell" Premises into compliance with those laws, codes and governmental regulations in effect as of the date of Lease execution. Except as otherwise provided in this Paragraph 6.3, Tenant hereby accepts the Premises in their condition existing as of Commencement Date, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations and any covenants or restrictions of record governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Subject to the first three (3) sentences of this Paragraph 6.3, Tenant shall be solely responsible for any costs of, or liabilities resulting from failure to comply with, ADA or related requirements or regulations pertaining to the Premises, and Landlord shall be responsible for the same ADA issues as they pertain to the Common Areas. Tenant acknowledges that, other than as provided in the first sentence of this Paragraph 6.3, neither Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, or the permissibility of such business at such Premises under applicable federal, state and local laws, ordinances, rules and regulations, and the Tenant has made such legal and factual inquiries with respect thereto as it deems appropriate and has relied solely thereon.

         6.4 Hazardous Materials. Tenant shall not cause any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Hazardous Materials Law, including asbestos, petroleum and petroleum products (collectively "Hazardous Materials") to be used, generated, stored or disposed of on or about the Premises except in the ordinary course of Tenant's business, and then only in compliance with all Hazardous Materials Laws. "Hazardous Materials Laws" mean any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976). Tenant shall be liable to Landlord for any and all damages caused by Tenant's breach of the foregoing covenants. Landlord shall not be liable for any claims, damages or losses due to the effects of Hazardous Materials on the Premises that is caused by owners, tenants, licensees, and invitees of other properties or is not directly caused by Landlord. Tenant shall indemnify, defend by counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages or liabilities arising out of a breach of any

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provision of this Paragraph 6.4. Landlord and Tenant each agree to promptly notify the other party of, and provide copies of, any communication received from any governmental entity concerning Hazardous Materials or the violation of Hazardous Materials Laws that relate to the Premises. If Landlord requires testing to ascertain whether there has been any violation of Hazardous Materials Laws on the Premises, then upon prior written notice to Tenant, Landlord, may require any such testing that is then customarily used for that purpose. The cost of such testing shall be an expense of Landlord if Tenant has not violated any Hazardous Material Laws. In the event that Tenant has violated any Hazardous Material Laws, then the cost of testing, together with all other costs for remediation or any other related liability, shall be borne by Tenant. Tenant acknowledges that, due to the nature of many industrial uses, exposure to hazardous materials (including noxious gases and liquids) from surrounding neighbors and properties may occur. Tenant agrees that Landlord shall not be held liable in any way for any such exposure. Further, to the extent that Landlord is required by the City, or any other entity with jurisdiction, to implement actions to protect the Premises from the aforementioned exposure(s), then Tenant shall participate to the fullest extent reasonably possible in implementing the protective actions required by the City, or other authority. The cost of installation and maintenance of any protective actions or systems shall be a maintenance expense and shall be reimbursable by Tenant to Landlord as provided in Paragraph 5.1 hereof. The covenants contained herein shall survive the expiration or earlier termination of the Lease.

         6.5 Access and Parking.

         (a) Access. Tenant and its employees, invitees, visitors and guests, Tenant's permitted successors and assigns, if any (collectively, "Tenant's Invitees"), shall be entitled to the non-exclusive use of the primary access road or roads from public rights of way now or hereafter existing across the business park, on which the Premises are located (the "Facility"), to the Premises. The parties understand that Landlord shall have the right to change the exact configuration and/or location of ingress and egress during the term so long as Tenant's operations are not materially adversely affected by such change.

         (b) Exclusive Parking. Subject to the provisions of this Paragraph 6.5.b, (i) Landlord further agrees to provide to Tenant only the exclusive use of 230 parking spaces in the parking areas on the Facility shown on Exhibit "C" attached hereto ("Tenant's Exclusive Parking") for parking of Tenant and Tenant's Invitees, including, without limitation, for any vehicles with more than two (2) axles (commonly referred to as "trucks"), trailers and containers (trucks, trailers and containers which are in any way affiliated with Tenant are referred to herein collectively as "Truck") parking; (ii) Tenant shall be allowed, at Tenant's expense, to designate these areas for Tenant and Tenant's Invitees exclusive use by painting or other means reasonably acceptable to Landlord; and (iii) Tenant may allocate Tenant's Exclusive Parking among itself and Tenant's permitted successors and assigns, if any, as Tenant shall deem appropriate in Tenant's sole discretion; provided, however, that Landlord shall have no obligation whatsoever for, and shall have no liability whatsoever to Tenant and/or Tenant's permitted successors and/or assigns, if any, for Landlord's failure to monitor or enforce any such allocation by Tenant.

         (c) No Obstruction. Except as provided in Paragraphs 6.5.a and 6.5.b, above, in its use of parking areas and ingress and egress areas on the Facility, Tenant and Tenant's Invitees shall not

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in any way interfere with the free flow of traffic on ingress, egress and parking areas on the Facility, or the ability of Landlord and other tenants and their employees, invitees, visitors and guests and their respective permitted successors and assigns, if any, to use the same for their intended use.

         (d) Violation by Tenant. Should Tenant, any of Tenant's Invitees, or any of Tenant's permitted successors or assigns, if any, park in or use any parking space or parking area other than Tenant's Exclusive Parking (a "Parking Violation") (i) Landlord shall give Tenant written notice (each, a "Noticed Parking Violation") of each Parking Violation and (ii) Tenant shall be fined and shall pay forthwith to Landlord the amount of Five Hundred Dollars ($500) per day (each, a "Parking Violation Fine") for each Noticed Parking Violation. The Parking Violation Fine shall be deemed Rent. Tenant shall be in default hereunder upon the occurrence of six (6) Noticed Parking Violations in any ninety (90) day period; provided, however, if there are more that one (1) Noticed Parking Violations on any given day, all such Noticed Parking Violations given on any given day shall count as one (1) Noticed Parking Violation only for the purposes of determining a default pursuant to this Paragraph 6.5.d, and provided, further, that notwithstanding anything contained herein to the contrary, Tenant shall be and remain obligated to pay all Parking Violation Fines for all Noticed Parking Violations regardless of whether there is one (1) Noticed Parking Violation or multiple Noticed Parking Violations on any given day.

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

         7.1 Tenant's Obligations. Other than as hereinafter provided in Paragraph 7.4, and subject to latent defects which shall be a Landlord expense, Tenant shall keep in good order, condition and repair the Premises and every part thereof, including the floor surface, roof membrane, skylights, all adjacent sidewalks, landscaping, driveways, parking lots, fences located in the areas which are adjacent to and included in the Premises. At the reasonable cost and expense of Tenant, the landscaping shall be maintained by a professional gardener and the exterior of the building shall be repainted (with color and paint scheme to be approved by Landlord) every five (5) years. Tenant shall be responsible for their pro rata share of painting costs, which shall be amortized over five (5) years at an annual rate of ten percent (10%) and payable monthly by Tenant for the remainder of the Term or extension thereof. Tenant's obligation to pay these amortized painting costs shall terminate at the end of the Lease Term or at any extension thereof.

         7.2 Surrender. Except for damage to the extent caused by Landlord, casualty, condemnation, ordinary wear and tear or Tenant Improvements, in which case the obligation for repair shall be covered by other Paragraphs of this Lease, on the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in substantially the same condition as when received, clean and free of debris. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment. Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.

         7.3 Landlord Rights. If Tenant fails to perform Tenant's obligations under this Paragraph 7, or under any other paragraph of this Lease, Landlord may, at its option (but shall not be

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required to), enter upon the Premises, after ten (10) days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof shall become due and payable as additional Rent to Landlord together with Tenant's next Rent payment.

         7.4 Landlord's Obligations. Landlord shall maintain the structural roof, walls, floor (but not floor surface) and foundation of the Premises. Except for the obligations of Landlord under this Paragraph 7.4, Paragraph 9 and Paragraph 14, it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of the Tenant. Except as hereinafter provided in the sentence immediately following this sentence, Tenant hereby waives the provisions of California Civil Code Section 1941 and 1942 or any related or successor provision of law which would otherwise afford Tenant the right to make repairs at Landlord's expense, or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. After Tenant has provided the notice(s) required by Paragraph 13.3, and so long as Landlord has taken no action or has not provided Tenant with written confirmation that Landlord will be performing the required obligations, within the time periods provided herein for Landlord to respond, then Tenant shall have the right to perform Landlord's obligation, and set off the expenses incurred by Tenant to complete Landlord's obligation against payments of Rent as they become due.

         7.5 Alterations and Additions.


                  (a) Tenant shall not, without Landlord's prior written consent which shall not be unreasonably withheld, make any alterations, improvements, additions or Utility Installations in, on or about the Premises, except for non-structural alterations not exceeding Fifty Thousand Dollars ($50,000.00) in cumulative costs, during the Term of this Lease. Landlord's written consent of alteration shall specify which items to be installed are to be removed by Tenant upon Surrender of Premises. As used in this Paragraph 7.5, the term "Utility Installations" shall include carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Tenant shall not, without Landlord's prior written consent, make any roof penetrations. Landlord shall have the right and sole discretion to approve the location and form of any roof penetrations. Upon written notice from Landlord, sixty (60) days or more before termination of the Lease, Landlord may require Tenant to remove any or all of said alterations, improvements, additions or Utility Installations prior to the expiration of the Term, and restore the Premises to their original condition. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the Term, and restore the Premises to their prior condition. Landlord may require Tenant to provide Landlord with, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of work. In the event a mechanic's or materialmen's lien is filed against the Premises, or the Property of which the Premises are a part, Tenant shall be required to immediately provide a bond to remove the lien from title.

Failure to immediately remove any type of mechanic's or materialmen's lien from the Premises shall be a material default of this Lease. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant immediately remove any or all of the same and restore the Premises to their prior condition. The immediately preceding two sentences above shall survive the termination of this Lease.


         (b) Any alterations, improvements, additions or Utility Installations in, or about the Premises, that Tenant shall desire to make, and which require the consent of the Landlord, shall be presented to Landlord in written form, with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a payment or performance bond as provided in Paragraph 7.5(a) and a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.

         (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in or on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in or on the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

         (d) Unless Landlord requires their removal, as set forth in Paragraph 7.5(a), all alterations, improvements, additions and Utility Installations, which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this Paragraph 7.5(d),Tenant's machinery, equipment, and trade fixtures, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 7.2.

         7.6 Common Area Maintenance. Landlord, at Landlord's option, may arrange for any portion of the exterior or Common Area maintenance and repair. Tenant shall pay to Landlord upon demand a reasonable proportion of such exterior or Common Area maintenance and repair expenses and costs as reasonably determined by Landlord. Landlord and Tenant hereby acknowledge that the Tenant deposit identified in Paragraph 5.1 is an estimate of the taxes, insurance and Common Area maintenance expenses for the Premises and that, upon reconciliation by Landlord of actual expenses, Tenant may receive a credit or additional demand from Landlord. Tenant shall not be obligated to reimburse Landlord for the actual additional expenses more than twice in any calendar year. Tenant shall have the right once a year to audit Common Area Maintenance expenses. Common Area shall be defined to be the grounds of the approximate 70 acre industrial center on which the Premises are located.

8. INSURANCE, INDEMNITY.
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         8.1 Coverage. The following insurance and any additional insurance coverage that may be required by law, or holders of mortgages or deeds of trust, shall be carried protecting Landlord and the holders of any mortgages or deeds of trust covering the Premises. Any insurance polices provided by Tenant shall provide that such policies are primary and non-contributing with any insurance carried by the Landlord.

         (a) Insurance covering loss or damage to the Premises in the amount of the full replacement value thereof, as the same may exist from time to time, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises. A stipulated value or agreed amount endorsement deleting the co-insurance provision of the policy shall be procured with said insurance. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Tenant shall be liable for such deductible amount.

             (b) Comprehensive general liability (Landlord's risk only including without limitation bodily injury, personal injury and property damage insurance) in the amount of three (3) million dollars or such higher limits as Landlord may reasonably require.


         (c) Insurance against abatement or loss of rent in case of fire or other casualty in an amount equal to the Rent, Real Property Taxes, maintenance costs and expenses and insurance premium payments to be made by Tenant during one (1) year; and

         (d) Commercial general liability insurance (including without limitation bodily injury, personal injury and property damage), with limits at least as high as the amounts respectively stated in Paragraph 1 or such higher limits as Landlord may reasonably require. If insurance with a general aggregate limit is used, the general aggregate limit shall apply separately to the Premises.

         8.2 Payment of Premiums. Tenant shall obtain the insurance policy called for in Paragraph 8.1 (d). Landlord shall obtain the insurance policies called for in Paragraphs 8.1 (a), (b), and (c) and Tenant shall pay the cost thereof upon demand as additional rent. If the insurance premium(s) for the Facility do not break out the portion applicable to the Premises, then Tenant's portion shall be an equitable portion of the premium(s) as reasonably determined by Landlord. Landlord's reasonable determination thereof, in good faith, shall be conclusive. If Tenant fails to maintain insurance which Tenant has undertaken to provide, Tenant shall pay for any loss or cost resulting from said failure.

         8.3 Insurance Policies. Insurance required hereunder shall be with companies holding a Best's Insurance Guide "General Policyholder's Rating" of at least "A" and a "Financial Size Category" rating of at least Class VII. Insurance policies shall not be cancelable or subject to reduction in coverage or other modification except after thirty (30) days' prior written notice to Landlord and mortgage holders to the extent required by any promissory note(s), loan agreement(s) or documents, or deed(s) of trust encumbering the Premises. Subject to the terms of any deeds of trust encumbering the Premises, any policy required to be maintained by Tenant under this Lease may be maintained under a so-called "blanket policy" insuring other parties and/or locations, so long as the amount of insurance and type of coverage required to be provided hereunder is not thereby diminished, changed or adversely affected. The insuring party shall deposit with such mortgage holders as Landlord may require, policies, duplicates or certificates as such holders may require, and shall in all cases furnish the other party with policies, duplicates and certificates. Tenant shall not violate or permit to be violated any of the conditions or provisions of any policy provided for in Paragraph 8.1, and Tenant shall so perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing reasonably satisfactory to Landlord shall be willing to write and/or continue such insurance.

         8.4 Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against hereunder, which perils occur in, on or about the Premises, whether due to the negligence of Tenant or Landlord or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

         8.5 Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon including such costs and expenses arising from discovery and trial whether or not Landlord is a party to such action; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause other than for Landlord's gross negligence, willful misconduct or breach of the Lease, and Tenant hereby waives all claims in respect thereof against Landlord.

         8.6 Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, guests, or any other person in or about the Premises; nor shall Landlord be liable to the person of Tenant, Tenant's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, regardless of whether the cause of such damage or injury or the means of repairing same is inaccessible to Tenant other than those damages or injuries resulting from Landlord's gross negligence, willful misconduct or breach of the Lease. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building or complex in which the Premises are located.

9. DAMAGE OR DESTRUCTION.

         9.1 Partial Damage--Insured. Subject to the provisions of Paragraphs
9.3 and 9.4, if the Premises are damaged and such damage was caused by a casualty covered under an insurance policy, Landlord shall, repair such damage to Tenant's reasonable satisfaction as soon as reasonably possible and this Lease shall continue in full force and effect. If the insurance proceeds received by Landlord are not sufficient to effect such repair, and Landlord elects to repair, Tenant shall pay to Landlord upon demand any costs incurred by Landlord not fully covered by insurance proceeds. If Tenant repairs the damage, Landlord shall reimburse Tenant for the costs of repair to the extent of insurance proceeds received by Landlord. Landlord must disclose to Tenant, within thirty (30) days of such occurrence, Landlord's intention to repair, and the timing of such repairs. In the event that Landlord can not complete the repairs to the reasonable satisfaction of the Tenant within 120 days of the occurrence, Tenant shall have the option to terminate the Lease, effective as of the occurrence of the partial damage. If the Landlord can repair such partial damage, and the Tenant does not terminate the Lease, any uninsured portion of the cost of the repairs (e.g. deductible portion of insurance proceeds) shall be amortized over its useful life at ten percent (10%) and charged to the Tenant on a monthly basis as additional Rent. In the event Tenant terminates the Lease, Tenant shall have no ongoing obligation for the Premises.

         9.2 Partial Damage--Uninsured. Subject to the provisions of Paragraphs
9.3 and 9.4, if at any time during the Term hereof the Premises are damaged, except by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at its expense); such damage was caused by a casualty not covered under an insurance policy required to be maintained pursuant to Paragraph 8.1; and the cost of the damage exceeds $100,000, Landlord may, at Landlord's option, either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or
(b) give written notice to Tenant, within thirty (30) days after the date of the occurrence of such damage, of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage. If the cost of the damage was less than $100,000, then Landlord shall repair the damage as soon as reasonably possible in which event this Lease shall continue in full force and effect. Landlord must disclose to Tenant within thirty (30) days of such occurrence, Landlord's intention to repair and the timing of such repairs. In the event that Landlord can not complete the repairs to the reasonable satisfaction of the Tenant within 120 days of the occurrence, Tenant shall have the option to terminate the Lease, effective as of the occurrence of the partial damage. If the Landlord can repair such partial damage, and the Tenant does not terminate the Lease, any uninsured portion of the cost of the repairs (e.g. deductible portion of insurance proceeds) shall be amortized over its useful life at ten percent (10%) and charged to the Tenant on a monthly basis as additional Rent. In the event Tenant terminates the Lease, Tenant shall have no ongoing obligation for the Premises.

         9.3 Total Destruction. If at any time during the Term of this Lease there is damage, whether or not an insured loss (including destruction required by any authorized public authority), to the building of which the Premises are a part to the extent that the cost of repair exceeds fifty percent (50%) of the then replacement cost of such building as a whole, then this Lease shall automatically terminate as of the date of such destruction. Landlord must disclose to Tenant, within thirty (30) days of such occurrence, Landlord's intention to repair and the timing of such repairs. In the event that Landlord can not complete the repairs to the reasonable satisfaction of the Tenant within 120 days of the occurrence, Tenant shall have the option to terminate the Lease, effective as of the occurrence of the total destruction. If Landlord can repair such total destruction and the Tenant does not terminate the Lease, any uninsured portion of the cost of the repairs (e.g. deductible portion of insurance proceeds) shall be amortized over its useful life at ten percent (10%) and charged to the Tenant on a monthly basis as additional Rent. In the event Tenant terminates the Lease, Tenant shall have no ongoing obligation for the Premises.

         9.4 Damage Near End of Term. If the Premises are damaged during the last year of the Term of this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

         9.5 Abatement of Rent. In the event of damage described in Paragraphs
9.1 or 9.2, and Landlord or Tenant repairs or restores the Premises, Rent for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired, but only to the extent of any proceeds received by Landlord from rental abatement insurance described in Paragraph 8. 1. Except for the abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

         9.6 Waiver. Tenant and Landlord hereby waive the provisions of California Civil Code Paragraphs 1932 (2) and 1933 (4) or any related or successor provision of law which relate to termination of leases when the thing leased is destroyed and agree that such event shall be governed by the terms of this Lease.

10. REAL PROPERTY TAXES.

         10.1 Payment of Taxes. Tenant shall pay the real property tax, as defined in Paragraph 10.2, applicable to the Premises during the Term of this Lease. If payment is made directly by Tenant, then, upon payment by Tenant, Tenant shall immediately provide Landlord with proof of payment. If deposits collected for real property taxes as provided in Paragraph 5.1 are not sufficient to discharge Tenant's obligations, upon written request of Landlord, payment of the balance shall be made at least ten (10) days prior to the delinquency date by depositing the balance with Landlord. If any such taxes paid by Tenant shall cover any period of time after the expiration of the Term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required within thirty (30) days following expiration of the Term. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next Rent installment, together with interest at the maximum rate then allowable by law.

         10.2 Definition of "Real Property Tax". As used herein, the term Real Property Tax shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises, or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises. Real Property Tax shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of Real Property Tax or (ii) the nature of which was hereinbefore included within the definition of Real Property Tax.

         10.3 Joint Assessment. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

         10.4 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

11. UTILITIES. Tenant shall pay for heat, water, gas, electricity, and any other utilities and services supplied to the Premises, together with taxes thereon. Tenant shall be responsible for any installation or hook-up charge to the Premises after the Commencement Date. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption in or curtailment constitute a constructive eviction or grounds for rental abatement. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises. Landlord shall use Landlord's reasonable efforts to avoid disruption of electrical service to the Premises. To the extent that Landlord is advised of the possibility of a disruption, Landlord shall give Tenant as much notice as reasonably possible. Further, upon leasing of the remainder of the building of which the Premises are a part, Landlord shall use reasonable efforts to separate the delivery of electricity to Tenant, from the new tenant, so as to minimize disruption of delivery of electricity to Tenant.

12. ASSIGNMENT AND SUBLETTING.

         12.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law, assign, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent. Landlord shall not unreasonably withhold, delay or condition its consent to an assignment or sublet, provided the proposed assignee or subtenant is reasonably satisfactory to Landlord as to credit, reputation and responsibility and will occupy and use the Premises for a use reasonably compatible with other uses in the industrial center, and; provided that such assignment or subletting shall not be effective unless and until such successor of Tenant shall have agreed in writing to be bound by this Lease and the terms, conditions and obligations hereunder, and to perform all obligations of Tenant required to be performed by Tenant hereunder. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall constitute a breach of this Lease and be voidable at Landlord's election. Tenant shall pay to Landlord all of Landlord's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, reasonable fees, costs and expenses of consultants, and $200 per hour for the services and time of Landlord's personnel in connection with any request by Tenant for Landlord's consent. If Landlord's costs and expenses are anticipated to exceed two thousand dollars ($2,000), Tenant shall not be obligated to reimburse Landlord for, and Landlord shall not be obligated to continue with, any work beyond the two thousand dollar ($2,000) amount relating to a Tenant requested act as identified in the previous sentence, until Tenant has agreed in writing to pay Landlord's additional costs in excess of two thousand dollars ($2,000). The following actions by Tenant shall not be considered an assignment or sublease of the Premises for purposes of this Section 12.1 (i) assignment of the Lease pursuant to a merger, consolidation or reorganization; (ii) a sale of all or substantially all of the assets of Tenant; (iii) a sale or transfer of all or any portion of the stock of Tenant; or (iv) the transfer through whatever means of the Lease to any parent, subsidiary, or other entity directly or indirectly affiliated with Tenant.

         12.2 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation, or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

         12.3 Recapture of Premises. In connection with any proposed assignment or sublease, Tenant shall submit to Landlord in writing (a) the name of the proposed assignee or subtenant, (b) such information as to its credit history, financial responsibility and standing as Landlord may reasonably require, and
(c) all of the terms and conditions upon which the proposed assignment or subletting is to be made. If the square footage of the portion of the Premises proposed to be assigned or sublet by Tenant is fifty percent (50%) or greater of the total square footage of the Premises, then Landlord shall have an option to cancel and terminate this Lease with respect to all, or such portion, of the Premises which is to be assigned or sublet. Landlord may exercise said option in writing within fifteen (15) days after its receipt from Tenant of such request to assign or sublease the Premises. If Landlord shall exercise its option, Tenant shall surrender possession of the portion thereof which is the subject of the option. If this Lease is canceled as to a portion of the Premises only, the Rent after the date of cancellation shall be reduced in the proportion that the floor area of the canceled portion bears to the total floor area of the Premises.

         12.4 Excess Sublease Rental. If, on account of or in connection with any assignment or sublease, Tenant receives rent or other consideration in excess of the Rent called for hereunder, or in the case of the sublease of a portion of the Premises, in excess of the pro rata Rent based on the floor area of such portion, after appropriate adjustments to assure all other payments to Landlord called for hereunder are appropriately taken into account, Tenant shall pay to Landlord fifty percent (50%) of the excess of such payment of rent or other consideration received by Tenant promptly after its receipt. Excess Rent shall be defined as rent actually paid by Subtenant less Rent payable by Tenant and less the cost of any brokerage commissions, reasonable attorney fees, tenant improvements and any other reasonable costs incurred by Tenant in subleasing the Premises.

         12.5 Additional Security Deposit. If, on account of or in connection with any assignment or sublease, Tenant receives a security deposit, Tenant shall deposit such security deposit received from any assignee or sublessee with Landlord as further security for Tenant's obligations under this Lease.

13. DEFAULTS; REMEDIES.

         13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

         (a) The abandonment of the Premises by Tenant.

         (b) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.

         (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph 13.1 (b), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.


         (d) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or insolvent, for an order for relief or a petition for reorganization, arrangement or liquidation under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the winding up or dissolution of Tenant, or commencement of any proceeding therefor; or (v) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         (e) The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest or any guarantor of Tenant's obligations hereunder was materially false.

         (f) (i) The making by any guarantor of Tenant's obligations hereunder of any general arrangement or assignment for the benefit of creditors; (ii) the filing by or against any such guarantor of a petition to have guarantor adjudged a bankrupt or insolvent, for an order for relief, or a petition for reorganization, arrangement or liquidation under any law relating to bankruptcy (unless, in the case of a petition filed against such guarantor, the same is dismissed within sixty (60) days); (iii) the revocation or attempt to revoke any guaranty by any guarantor of Tenant's obligations under this Lease; or (iv) the winding up or dissolution or commencement of any proceeding therefor with respect to any such guarantor.

         13.2 Remedies. In the event of any material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

         (a) Terminate Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees and disbursements, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount which the unpaid Rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission actually paid by Landlord applicable to the unexpired Term of this Lease. Unpaid installments of Rent or other sums shall bear interest from the date due at the maximum rate then allowable by law.

         (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

         13.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord, and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within thirty (30) days of written notice of default and thereafter diligently prosecutes the same to completion. In the event that the Landlord can not perform its obligations within 30 days, or to the extent the obligation will require more than thirty (30) days to complete, and Landlord does not use its best efforts to perform its obligations after 30 days, Tenant shall have the right to perform such Landlord obligations and deduct the cost from the Rent.

         13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the building or the Premises, or more than twenty-five percent (25%) of the land area of the Premises which is not occupied by any building, is taken by Condemnation; then Tenant may, at Tenant's option to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building situated on the Premises. No reduction in Rent shall occur if the only area taken is that which does not have a building located thereon; nor shall Landlord be under any obligation or liable to provide any replacement of any exclusive parking, if any, assigned to Tenant, located on any condemned land area. Any award for the taking of all or any part of the Premises under the power of eminent domain, or any payment made under threat of the exercise of such power, shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss or damage to Tenant's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such Condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such Condemnation, repair any damage to the Premises caused by such Condemnation, except to the extent that Tenant has been reimbursed therefor by the condemning authority. If Tenant does not terminate this Lease in accordance with the provisions of this Paragraph 14, Tenant shall pay any amount in excess of such severance damages required to complete such repair. In the event the Lease is terminated due to condemnation, Tenant shall have no ongoing obligation for the Premises under the Lease.

15. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, or option to, lease. This instrument is not effective as a lease or otherwise until execution and delivery by Landlord and Tenant.

16. ESTOPPEL CERTIFICATE.

         (a) Tenant shall, at any time during the Term, upon fifteen (15) days prior written notice from Landlord or its lenders, execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit "D" (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any of Landlord's lenders, prospective purchaser or encumbrancer of the Premises.

         (b) At Landlord's option, Tenant's failure to deliver such statement, within fifteen (15) days of receipt of written notice, shall be a material breach of this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and
(iii) that not more than one month's Rent has been paid in advance.


         (c) If Landlord desires to finance, refinance or sell the Premises, or any part thereof, Tenant hereby agrees, upon fifteen (15) days prior written notice, to deliver to Landlord such financial statements of Tenant as may be reasonably required by a lender or purchaser. Such statement shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.


         17. LANDLORD'S LIABILITY. Whenever Landlord conveys its interest in the Premises, Landlord shall be automatically released from all liability as respects the further performance of covenants on the part of Landlord herein contained provided the assignee executes an assumption agreement agreeing to assume all of Landlord's obligations with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect these provisions. Tenant agrees to look solely to Landlord's estate and interest in the Premises for the satisfaction of any liability, duty or obligation of Landlord in respect to this Lease, or the relationship of Landlord and Tenant hereunder, and no other assets of Landlord shall be subject to any liability therefor. Tenant agrees it will not seek, and hereby waives, any recourse against the individual partners, members, directors, officers, employees or shareholders of Landlord, or any of their personal assets, for such satisfaction.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord or Tenant not paid when due, shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

20. TIME OF ESSENCE. Time is of the essence in this Lease and every provision thereof.

21. ADDITIONAL RENT. Any monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be Rent.

22. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service or by certified mail, return receipt requested or by nationally recognized overnight courier. Notice by certified mail shall be deemed served on the date of delivery as shown on the postal receipt. Either party may, by notice to the other, specify a different address for notice purposes, except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes, with a copy to the attention of: Director of Operations, Metatec Corporation, 7001 Metatec Blvd., Dublin, Ohio, 43017. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party or parties at such addresses as Landlord may hereafter designate by notice to Tenant.

23. WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant or of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. Partial or incomplete payments accepted by Landlord shall not be a waiver or considered an accord and satisfaction of any amounts due.

24. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental equal to the Rent during the last month of the Term increased by fifty percent (50%) and upon all the terms hereof applicable to a month-to-month tenancy. If Tenant fails, at the expiration, or earlier termination, of the Term, to surrender the Premises or any part thereof immediately and in the condition required by the Lease, Tenant shall indemnify and hold harmless Landlord from all liability, costs, expenses and damages thereby suffered or incurred by Landlord, including, without limitation, any claim made by any succeeding tenant resulting from Tenant's failure to surrender.

25. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law, in equity or hereunder.

26. COVENANTS AND CONDITIONS. Each provision of this Lease performable by any party shall be deemed both a covenant and a condition.

27. BINDING EFFECT; CHOICE OF LAW. Subject to the provisions of Paragraphs 12 and 17, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Lease shall be governed by the laws of the State of California and any litigation between Landlord and Tenant shall be initiated in the county in which the Premises are located.

28. SUBORDINATION.

         (a) This Lease, at Landlord's option, shall be subordinate to any mortgage, deed of trust or any other hypothecation or security now of record or hereafter placed upon the real property of which the Premises are a part, and to any and all advances made on the security thereof, and to all amendments, renewals, modifications, consolidations, restructurings, replacements and extensions thereof. Landlord's election to subordinate this Lease to any mortgage, deed of trust or any other hypothecation or security hereafter placed upon the real property of which the Premises are a part shall not be effective unless the mortgagee or trustee shall execute with Tenant a subordination, non-disturbance and attornment agreement recognizing, among other things, that Tenant's right to quiet possession of the Premises shall not be disturbed, if Tenant is not in default, and so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease. If any mortgagee or trustee shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

         (b) Tenant agrees to execute any documents required by Landlord or its lenders to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within fifteen (15) days after written demand shall constitute a default by Tenant hereunder.

29. AS IS. Except for the express representations and warranties of Landlord contained herein, upon the Commencement Date Tenant is leasing the Premises "AS IS" without any warranty of Landlord, express or implied, as to the nature or condition of, or title to the Premises, or its fitness for Tenant's intended use of same. Tenant is relying solely upon its own independent inspection, investigation and analysis of the Premises as it deems necessary or appropriate in so leasing the Premises from Landlord (including, without limitation, any and all matters concerning the condition, use or suitability of the Premises). With regard to Tenant's proposed Uses of the Premises, Tenant is not relying in any way upon any representations, statements, agreements, warranties, studies, plans, reports, descriptions, guidelines or other information or material furnished by Landlord or its representatives, whether oral or written, express or implied, of any nature whatsoever.

30. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises upon reasonable notice and at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants, and making such tests, alterations, repairs, improvements or additions to the Premises, or to the building of which they are a part, as Landlord may deem necessary or desirable; provided, however, that Landlord and Landlord's agents shall have such rights of access and entry without notice at any time as result of an emergency. Landlord may, at any time during the last one hundred eighty (180) days of the Term hereof, place on or about the Premises any ordinary "For Sale" or "For Lease" signs, all without rebate of Rent or liability to Tenant.

31. AUCTIONS. Tenant shall not conduct any auction without Landlord's prior written consent.

32. SIGNS. Any sign placed on the Premises shall contain only Tenant's name or the name of any affiliate of Tenant actually occupying the Premises, but no advertising matter. No such sign shall be erected until Tenant has obtained Landlord's written approval, of the location, materials, size, design, and content thereof and any necessary permit therefor. Tenant shall remove any such sign upon termination and return the Premises to their condition prior to the placement of said sign.

33. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger and shall, at the option of the Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such tenancies.

34. EASEMENTS, BOUNDARY CHANGES. Landlord reserves to itself the right, from time to time, to grant such easements, rights, dedications and enact boundary and common area configuration adjustments which Landlord deems necessary or desirable and to cause the recordation of parcel maps and restrictions, so long as they do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a breach of this Lease by Tenant.

35. QUIET POSSESSION. Upon Tenant's paying the Rent, additional rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to the provisions of this Lease.

36. GUARANTOR. It shall constitute a Default of the Tenant under this Lease if any Guarantor fails or refuses, upon reasonable request by Landlord to give: a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign on its behalf, (b) current financial statements of

Guarantor as may from time to time be requested by Landlord or (c) written confirmation that the guaranty is still in effect.

37. LANDLORD'S LIEN. Not applicable.

38. UNIFORM COMMERCIAL CODE. Not applicable.

39. NO RECORDING OF LEASE. The parties agree that this Lease shall not be recorded by either party.

40. SECURITY MEASURES. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, guests, customers and invitees and their property from the acts of third parties.

41. AUTHORITY. If Tenant is a corporation, limited liability entity, trust or partnership, each individual executing this Lease on behalf of such entity represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, limited liability entity, trust or partnership, Tenant shall, within thirty (30) days after execution of this Lease, deliver evidence of such authority satisfactory to Landlord.

42. DISCLAIMERS ON AUTHORSHIP. Landlord and Tenant have contributed to the final form of this Lease. Therefore, neither Landlord or Tenant should be considered to be the author of this Lease should authorship affect the interpretation of this Lease by any tribunal.

43. AMENDMENTS. This Lease may be modified only in writing, signed by the Landlord and Tenant at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Rent or other amounts payable under this Lease. As long as they do not materially change Tenant's obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part. Tenant shall pay to Landlord all of Landlord's costs and expenses, including, without limitation, reasonable attorney's fees and disbursements, reasonable fees, costs and expenses of consultants, and $200 per hour for the services and time of Landlord's personnel in connection with any request by Tenant for Landlord's consent, for any waiver or any amendment, modification, renewal, replacement, restructure, extension or workout of this Lease. Landlord shall pay to Tenant all of Tenant's costs and expenses, including, without limitation, reasonable attorney's fees and disbursements, reasonable fees, costs and expenses of consultants, and $200 per hour for the services and time of Tenant's personnel in connection with any request by Landlord for Tenant's consent, for any waiver or any amendment, modification, renewal, replacement, restructure, extension or workout of this Lease.

44. LEGAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the terms, covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees and disbursements.

45. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument but shall not be deemed fully executed and binding until each party has received an original counterpart signature from the other party.

46. FEES AND OTHER EXPENSES. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

47. LEASE DOCUMENTS. The following leases cover the larger industrial park in which the Premises are located: (a) that certain Ground Lease Agreement dated as of January 28, 1985 (the "Ground Lease"), by and between Alpha Beta Company ("Alpha Beta"), as lessor, and Fleming Foods of California, Inc. ("Fleming Foods"), as lessee; and (b) that certain Sublease Agreement dated as of January 28, 1985 (the "Master Lease"), by and between Alpha Beta, as lessor, and Fleming Foods, as lessee, as amended by Amendment of Sublease dated as of October 19, 1990, as the Ground Lease and Master Lease may be amended. Landlord is the current lessor and lessee under the Ground Lease and the Master Lease, and the Ground Lease and Master Lease are currently in force and effect. Notwithstanding the terms of the Ground Lease and the Master Lease, Landlord and Tenant hereby agree that: (i) the Ground Lease and the Master Lease shall not apply to or otherwise affect this Lease or the Premises; (ii) neither the Landlord nor the Tenant, as between themselves, shall have any rights or obligations under the Ground Lease or the Master Lease with respect to this Lease or the Premises; and
(iii) upon expiration or earlier termination of the Ground Lease or the Master Lease, this Lease shall continue unmodified and in full force and effect, subject to and in accordance with the terms hereof. Landlord represents and warrants that: i) Landlord is the owner of the fee estate and leasehold improvements for the property and Premises; ii) no other third parties have a leasehold interest or fee interest in the Premises; and iii) Landlord shall not take any action to void, transfer, or assign the rights under the Ground Lease or Master Lease which would materially impair Tenant's rights under the Lease.

48. FURTHER ASSURANCES. Promptly after request by either party, the other party shall execute such documents and take such actions as reasonably requested by the first party to effectuate the intent of the parties as contemplated hereunder.

49. WAIVER OF JURY TRIAL. TO FACILITATE THE DESIRE OF LANDLORD AND TENANT TO RESOLVE DISPUTES IN AN EFFICIENT AND ECONOMICAL MANNER, LANDLORD, BY ITS ACCEPTANCE OF THIS LEASE, AND TENANT, BY ITS EXECUTION HEREOF EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION: (A) ARISING UNDER THIS LEASE, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND TENANT, OR EITHER OF THEM, WITH RESPECT TO THIS LEASE, OR THE TRANSACTIONS RELATED HERETO OR

THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE. ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. Tenant or Landlord may file an original counterpart or a copy of this Paragraph with any court as written evidence of the consent of Tenant and Landlord hereto to the waiver of their right to trial by jury.

50. TENANT IMPROVEMENT ALLOWANCE. During the first year of the Term, Landlord shall provide a Tenant Improvement Allowance (the "Improvement Allowance") up to a maximum amount of $1,400,000.00 (One Million Four Hundred Thousand Dollars and no/00) for costs (including design, permits and construction costs) associated with Tenant Improvements to the Premises. Any modification to the Premises, whether structural or nonstructural, necessitated by the Tenant Improvements shall be at Tenant's sole expense and subject to Landlord's prior written approval pursuant to the provisions of Paragraph 7.5 hereto.

51. EARLY ENTRY. With the prior written consent of Landlord, Tenant shall have the right, prior to the Scheduled Term Commencement Date at its sole risk, cost and expense, to enter upon and install Tenant Improvements in the Premises, and to store Tenant's inventory, and the same will not cause Rent to commence; provided that (a) Tenant shall have paid for and provided evidence to Landlord of all insurance required under the Lease having been secured, (b) Tenant shall pay all utility charges and other costs and expenses incurred by Landlord in respect to such early entry by Tenant, and (c) Tenant shall execute an indemnity agreement in favor of Landlord in form and substance satisfactory to Landlord indemnifying Landlord with respect to any costs that may be incurred. Prior to the Scheduled Term Commencement Date Tenant shall be allowed to use the Premises for the storage of inventory, but shall not otherwise commence the operation of business, without the express prior written consent of Landlord. Upon execution of the Lease, to the extent that Landlord has not leased the space in the building adjoining the Premises, Tenant will be allowed to store inventory in that space in compliance with items (a), (b) and (c) above, until the Commencement Date. In the event Landlord leases the adjoining space prior to the Commencement Date, Tenant's right to store inventory in the adjoining space shall terminate as of the date of lease execution for the adjoining space.

52. RIGHT OF FIRST REFUSAL. In further consideration of the rent, covenants, and conditions to be paid, performed, and observed by Tenant, Landlord hereby grants to Tenant a Right of First Refusal to lease the adjoining 43,550 sq. ft. (the "Additional Space") to the north of the Premises in Building #1 of the industrial center. In the event Landlord received a bona fide offer from a third party to lease the Additional Space, Landlord shall promptly notify Tenant in writing of the offer, including the amount of rent offered and other terms and conditions of the offer. Tenant shall have ten (10) business days within which to notify Landlord in writing whether Tenant agrees to lease the Additional Space as of the date provided for rent commencement in the third party offer. If Tenant does not provide Landlord with written notice of Tenant's agreement to lease the Additional Space within the aforementioned ten (10) business day period, then Landlord shall have the right to enter into a lease with the third party on terms generally in accordance with those outlined in Landlord's notification letter, and Tenant shall have no further Right of First Refusal relating to the Additional Space unless and until the Additional Space again becomes available for lease during the Term. In the event Tenant elects to lease the

Additional Space, the lease of the Additional Space shall be for the remaining Term of the initial Lease, and shall be subject to the same terms and conditions as the existing Lease, with the exception that the rent for the Additional Space shall be the same rent as the rent proposed in the third party offer, with the exception that if Tenant does not require the same tenant improvement allowance as proposed in the third party offer, then the monthly rent for the Additional Space shall be determined by first decreasing the proposed monthly third party rent by the monthly amount required to fully amortize the proposed third party tenant improvement allowance over the proposed lease term in the third party offer at an annual rate of ten percent (10%). After reducing the monthly proposed third party rent by the monthly amortization amount, the remaining figure shall be the monthly Additional Space base rent. The amount of tenant improvement allowance required by Tenant for the Additional Space shall then be fully amortized over the remaining Term of the initial Lease at an annual rate of ten percent (10%), which monthly amount shall be added to the monthly Additional Space base rent and, when the two amounts are combined, shall constitute the initial monthly rent (the "Additional Space Rent") for the Additional Space. Such Additional Space Rent shall be subject to all the terms and conditions as the Rent for the Premises. Notwithstanding the previous calculation of the Additional Space Rent, under no circumstances shall the Additional Space Rent be less than $25,700 per month during the first twelve months of the Term, which minimum monthly Additional Space Rent shall be increased by four percent (4%) every twelve months during the Term. Further, upon determination of the Additional Space Rent, this Additional Space Rent shall be increased by four percent (4%) for the reminder of the Term on the same date as the increase in Rent for the Premises provided for in Paragraph 53 of this Lease.

53. RENTAL INCREASES. The Rent for the Term shall be as follows: Month 1= $0; Months 2-12 $55,700.00/month. Thereafter, the monthly Rent shall be increased by 4% from the Rent due for the previous month, which new amount shall be the Rent for the next twelve months, as of the first day of the 13th, 25th, 37th, 49th, 61st, 73rd, 85th, 97th , 109th and 121st month of the Term. Tenant shall pay as additional Rent, on a monthly basis the amount required to completely amortize the amount of the Improvement Allowance expended by Landlord, over the ten (10) year and one (1) month Term of the Lease, at an annual interest rate of ten percent (10%). Upon determination of the final Improvement Allowance amount, Tenant and Landlord shall execute an amendment to the Lease confirming the Commencement Date, and the revised Rent for the Term incorporating the monthly amortization amount.

54. OPTION TO EXTEND TERM. In the event that Tenant is not in default upon notice of exercise of this Option, and on the last day of the Term, Tenant is hereby granted the Option to extend the Term of this Lease for an additional five (5) years (the "Extension Term") by giving Landlord written notice of its intention to do so at least nine (9) months prior to the expiration of the initial Term of this Lease. The terms and conditions contained in this Lease shall remain in effect during the Extension Term, except that the monthly Rent for the first twelve (12) months of the Extension Term shall be the greater of
i) ninety-five percent (95%) of Market Rent (as hereinafter defined) for comparable space to the Premises, or ii) Seventy-nine thousand two hundred seventy-two and 78/l00 dollars ($79,272.78). During the Extension Term, the monthly Rent shall be increased every twelve months by four percent (4%) from the monthly Rent due for the previous twelve (12) months. "Market Rent" shall be the prevailing monthly rental rate for new leases (executed within twelve months of the commencement date of the Extension Term) for comparable office/manufacturing facilities containing approximately 20% office space, 30% manufacturing/assembly space and 50% warehouse space which are less than 10 years old and are located within a 10 mile radius of the Premises. If the parties are unable to agree upon the Market Rent, then Market Rent shall be determined by arbitration in accordance with the then prevailing Commercial Rules of the American Arbitration Association.

55. CAPTIONS. The headings and captions included in this Lease are for convenience only and do not limit its provisions.

56. PHASED DEVELOPMENT. Tenant and Landlord acknowledge that, due to the phased development of the larger industrial center of which the Premises are a part, the exact percentage of property taxes, insurance and maintenance expenses will change as the industrial center development progresses. During the development of the industrial center, Landlord agrees to use its reasonable efforts in accordance with standard industry practice, applied consistently across the industrial center, to allocate expenses equitably across the various tenants of the industrial center. The terms of this Paragraph 56 are specifically intended to apply to those instances specified in Paragraphs 7.6, 8.2, 10.3 and 11 where Landlord may use its reasonable discretion in allocating expenses.

57. ENTIRE AGREEMENT. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.


The Parties hereto have executed this Lease on the dates above their respective signatures.


"Landlord"

Fleming Business Park LLC
By:  4 WPI Montague Expressway LP, Member
        By:  Warehouse Properties, Inc., General Partner

         /s/ David Denton
         -----------------------------------------------------
         David Denton, CEO

Dated:   November 9, 1998
      --------------------------------------------------------


"Tenant"

Metatec Acquisition Corporation

By:      /s/ Chris Winslow
     ---------------------------------------------------------

         Chris Winslow, Senior VP Operations

Dated:   November 12, 1998
      --------------------------------------------------------




Tenant's signature is required to be notarized


State of Ohio
County of Franklin


On this 12th day of November, 1998, before me, Mary McDonald, the undersigned Notary Public, personally appeared Chris Winslow, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


         /s/ Mary McDonald
-----------------------------------------------------
         Mary McDonald

                  AMENDMENT NO. 1 TO STANDARD INDUSTRIAL LEASE

                  THIS AMENDMENT NO. 1 TO STANDARD INDUSTRIAL LEASE (this "Amendment") is dated as of July 15, 1999, by and between Fleming Business Park LLC, a Delaware limited liability company ("Landlord"), and Metatec Acquisition Corporation, an Ohio corporation ("Tenant").

                                    RECITALS

                  A. Landlord and Tenant are parties to that certain Standard Industrial Lease dated as of October 30, 1998 (the "Lease"). All capitalized terms used but not defined herein will have the meanings given to them in the Lease.

                  B. Landlord and Tenant, pursuant to Paragraph 53 of the Lease, desire to amend the Lease as provided in this Amendment.

                  NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

                  1. Term. Landlord and Tenant hereby agree, acknowledge and confirm that the Term of the Lease (a) commenced on, and the Commencement Date was, May 1, 1999 and (b) ends on May 30, 2009.

                  2. Rental. The rental for the Term shall be as follows:

                               MONTHS                TOTAL MONTHLY RENT DUE
                               ------                ----------------------

                                   1                          $18,411.96
                                2-12                          $74,111.96
                               13-24                          $76,339.96
                               25-36                          $78,657.08
                               37-48                          $81,066.88
                               49-60                          $83,573.08
                               61-72                          $86,179.53
                               73-84                          $88,890.23
                               85-96                          $91,709.36
                              97-108                          $94,641.26
                             109-120                          $97,690.43
                                 121                         $100,861.57


                  3. No Other Amendments. Except as amended in this Amendment, the Lease shall continue unmodified and in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


TENANT

METATEC ACQUISITION CORPORATION
AN OHIO CORPORATION


By:      /s/ Chris Winslow
   -----------------------------------------

Print Name:       Chris Winslow
           ---------------------------------

Its:     Senior VP Operations
    -------------------------------------------------

LANDLORD

FLEMING BUSINESS PARK LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By:      4 WPI Montague Expressway LP,
         Member

         By:      Warehouse Properties, Inc.,
                  General Partner

                  By: /s/ David R. Denton
                      ----------------------
                          David R. Denton,
                          Chief Executive Officer

                  AMENDMENT NO. 2 TO STANDARD INDUSTRIAL LEASE

                  THIS AMENDMENT NO. 2 TO STANDARD INDUSTRIAL LEASE (this "Amendment") is dated as of August 30, 1999, by and between Fleming Business Park LLC, a Delaware limited liability company ("Landlord"), and Metatec International, Inc., an Ohio corporation as successor to Metatec Acquisition Corporation ("Tenant").

                  RECITALS

                  A. Landlord and Tenant are parties to that certain Standard Industrial Lease dated as of October 30, 1998 (the "Lease"). All capitalized terms used but not defined herein will have the meanings given to them in the Lease.

                  B. Landlord and Tenant have previously amended the Lease pursuant to Amendment #1 to Standard Industrial Lease dated July 15, 1999.

                  C. Landlord and Tenant, pursuant to Paragraph 52 of the Lease, desire to further amend the Lease as provided in this Amendment.

                  NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

                  1. Description of the Premises. Pursuant to Paragraph 52 of the Lease, Tenant has exercised its Right of First Refusal on the adjoining 43,550 sq. ft. of Additional Space in Building #1. Accordingly, the Premises are hereby redefined to be 147,950 sq. ft. including 10,000 sq. ft. of second floor office (see attached Exhibit "A").

                  4. Rental. The rental for the Term shall be as follows:

                               MONTHS                   TOTAL MONTHLY RENT DUE
                               ------                   ----------------------

                                    1                          $18,411.96
                                 2-11                          $74,111.96
                                   12                          $99,781.96
                                13-24                         $102,009.96
                                25-36                         $105,353.88
                                37-48                         $108,831.56
                                49-60                         $112,448.34
                                61-72                         $116,209.80
                                73-84                         $120,121.71
                                85-96                         $124,190.10
                               97-108                         $128,421.22
                              109-120                         $132,821.60
                                  121                         $137,397.98

                  3. Taxes, Insurance and Maintenance Reserve Deposit. Tenant shall not be responsible for payment of the Taxes, Insurance and Maintenance Expenses for the Additional Space until April 1, 2000. Commencing on April 1, 2000, Tenant's share of Building #1 expenses shall be increased to 100% for the remainder of the Term. Tenant's Taxes, Insurance and Maintenance Deposit shall be increased to $15,350/month.

                  4. Option to Extend Term. Paragraph 54 of the Lease provides Tenant with an option to extend the Term of the Lease for an additional five (5) years. Due to Tenant's expansion of the Premises as hereintofore provided, the minimum initial monthly Rent amount of Seventy-Nine Thousand Two Hundred Seventy-Two and 78/100 dollars ($79,272.78) as provided in (ii) of Paragraph 54 is hereby increased to One Hundred Fifteen Thousand Eight Hundred Nine and 19/100 dollars ($115,809.19).

                  5. Tenant Improvement Allowance for Additional Space. So long as Tenant's application for cost reimbursement is received on or before 12/31/00, Landlord shall provide a tenant improvement allowance (the "Additional Space Improvement Allowance") up to a maximum amount of Two Hundred Sixty-One Thousand Three Hundred and no/100 dollars ($261,300.00) for costs (including design, permits and construction costs) associated with tenant improvements to the Additional Space. Should Tenant fail to make application for the Additional Space Improvement Allowance on or before 12/31/00, Landlord shall have no further obligation to provide said allowance. The Additional Space Improvement Allowance shall be provided to Tenant by Landlord upon presentation of invoices for the costs relating to improvements to the Additional Space, and upon receipt by Landlord of the appropriate releases from the contractor and related subcontractors for the work in the Additional Space. Any modification to the Additional Space, or the Premises of which the Additional Space is a part, whether structural or non-structural, necessitated by the Additional Space Tenant Improvements, shall be at Tenant's sole expense, subject to reimbursement from the Additional Space Improvement Allowance, and subject to Landlord's prior written approval pursuant to the provisions of Paragraph 7.5 of the Lease. Upon determination of the amount expended by Tenant which is applicable to the Additional Space Improvement Allowance, this amount shall be fully amortized at an annual rate of 10% over the remaining Term of the Lease and shall be payable to Landlord as additional Rent. Upon determination of this additional Rent amount, Landlord and Tenant shall immediately enter into an amendment to the Lease documenting this additional Rent.

                  6. No Other Amendments. Except as amended in Amendment #1 and in this Amendment, the Lease shall continue unmodified and in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TENANT

METATEC INTERNATIONAL, INC.
AN OHIO CORPORATION


By:      /s/ Chris Winslow
   -----------------------------------------

Print Name:       Chris Winslow
           ---------------------------------

Its:     Senior VP Operations
    -------------------------------------------------

LANDLORD

FLEMING BUSINESS PARK LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By:      4 WPI Montague Expressway LP,
         Member

         By:      Warehouse Properties, Inc.,
                  General Partner

                  By:   /s/ David R. Denton
                     --------------------------------
                     David R. Denton,
                     Chief Executive Officer